Exhibit 3

Execution Version

August 17, 2017

Volt Parent, LP

c/o Energy Capital Partners III, LLC

51 John F. Kennedy Parkway, Suite 200

Short Hills, NJ 07078

Attention: Deputy General Counsel

Re:                             Equity Commitment Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Calpine Corporation, a Delaware corporation (the “Company”), Volt Parent, LP, a Delaware limited partnership (“Parent”), and Volt Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and (ii) that certain Amended and Restated Limited Partnership Agreement of Parent, dated as of the date hereof (as it may be amended, restated, waived or otherwise modified from time to time, the “Limited Partnership Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

1.                                      Subject to the conditions set forth in this letter agreement, each of the undersigned (each an “Investor” and, collectively, the “Investors”) hereby severally and not jointly agrees that at the Closing, it will contribute or cause to be contributed to Parent (directly or indirectly through one or more equityholders of Parent or otherwise) the aggregate amount set forth opposite its name on Schedule A hereto (all such amounts, collectively, the “Equity Commitment”), which amount shall be used by Parent to fund the following (the “Parent Payment Obligations”): (a) a portion of the aggregate Merger Consideration pursuant to Section 4.1(a) of the Agreement and (b) the payment of any and all fees and expenses required to be paid by Parent in connection with the Merger and the Financing pursuant to and in accordance with the Agreement; provided that (i) the amount of the Equity Commitment to be funded by each of the Investors under this letter agreement will be reduced, on a pro rata basis in proportion to the respective commitments of each Investor (and each other Limited Partner (as defined in the Limited Partnership Agreement, an “Other Limited Partner”)), to the extent that Parent does not require the full amount of the Equity Commitment to fund the Parent Payment Obligations and to pay other fees and expenses contemplated thereby at the Closing, (ii) no Investor shall, under any circumstances, be obligated to contribute to Parent more than its portion of the Equity Commitment as set forth on Schedule A hereto, and (iii) in the event that any of the Investors syndicate or otherwise assign a portion of its Equity Commitment to one or more assignees in accordance with the fifth paragraph of this letter agreement the amount required to be funded by such Investor with respect to its Equity Commitment will be reduced by the amount of the equity investments actually contributed by such assignees to Parent.

2.                                      Each Investor’s obligation to fund its portion of the Equity Commitment is subject to (a) the satisfaction in full or waiver by Parent, on or before the Closing Date, of all of the conditions precedent to Parent’s obligations set forth in Sections 9.1 and 9.3 of the Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing and other than any condition the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the Agreement); it being understood that the funding of the Equity Commitment will occur immediately prior to Closing, (b) the financing provided for by the Bridge Financing Commitment (or the Alternative Financing, as the case may be) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing by the Investors and the Other Limited Partners, and (c) either (i) (A) approval by the requisite Revolving Lenders of the Revolver Amendment has been received and (B) the Revolver Amendment has been executed and delivered by all parties thereto and is fully effective subject solely to the concurrent closing of the Merger and the payment of fees under the Revolver Amendment or (ii) the definitive documentation in respect of the Revolver Financing has been executed and delivered by all parties thereto and is fully effective subject solely to the concurrent closing of the Merger and the payment of fees under such Revolver Financing.

3.                                      Each Investor’s obligation to fund its portion of the Equity Commitment will terminate automatically and immediately upon the earliest to occur of:  (a) the valid termination of the Agreement in accordance with Section 10.1 of the Agreement; provided that, if Parent or the Company has made a claim that any termination of the Agreement by Parent is not valid pursuant to the terms of the Agreement, the foregoing commitment will not terminate unless and until such time as such claim is finally satisfied or otherwise resolved by agreement of the parties thereto or a final, non-appealable judgment of a Governmental Entity of competent jurisdiction or the Company accepts payment of the Parent Termination Fee, (b) the Closing so long as such Investor has funded the Equity Commitment hereunder, at which time the obligations hereunder shall be discharged,  (c) commencement by the Company of a lawsuit or other proceeding asserting any claim for payment under or in respect of the Agreement, the Guarantee, this letter agreement or the transactions contemplated hereby or thereby against any of the Investor Affiliates (as defined below), in each case other than (i) a lawsuit or other proceeding against an Investor (or its successors or permitted assignees) to specifically enforce the provisions of this letter agreement as described in the fifth paragraph hereof, (ii) a lawsuit or other proceeding against an Other Limited Partner (or its successors or permitted assignees) to specifically enforce the obligations of an Other Limited Partner under the subscription agreement (each, a “Subscription Agreement”) entered into on the date hereof between Parent and such Other Limited Partner to cause the Capital Commitment (as defined in such Subscription Agreement) to be funded pursuant to the terms of such Subscription Agreement, (iii) a lawsuit or other proceeding against Energy Capital Partners III, LLC under the Confidentiality Agreement in accordance with its terms, or (iv) a lawsuit or other proceeding against Parent (or its successors or permitted assignees) pursuant to Section 11.11 of the Agreement, (d) the Company accepts payment of the Parent Termination Fee pursuant to Section 10.3(b) of the Agreement by Parent or by the Guarantor pursuant to the Guarantee in full and final satisfaction of all amounts in respect of such obligation or (e) the Company accepts payment of any Losses of the Company pursuant to Section 10.2 of the Agreement by Parent or by the Guarantor pursuant to the Guarantee in full and final satisfaction of all amounts in respect of such obligation. Upon termination of this letter agreement, each of the Investors and its assignees shall not have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any Investor or its assignees of its or their respective obligations under the Limited Partnership Agreement.

4.                                      Each Investor may assign all or a portion of its obligation to fund its portion of the Equity Commitment; provided, however, that any such assignment shall not relieve such Investor of its obligations under this letter agreement.

5.                                      This letter agreement shall be binding solely on the Investors and their successors and permitted assignees and inure solely to the benefit of Parent, and nothing set forth in this letter agreement shall be construed to confer upon or give to any Person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Equity Commitment or any other provisions of this letter agreement; provided, however, that, notwithstanding the foregoing or anything to the contrary set forth herein, but subject to the terms and conditions set forth in Section 11.11 of the Agreement, the Company shall be an express third party beneficiary hereof, entitled to specifically enforce the obligations of each Investor directly against such Investor to fund its portion of the Equity Commitment, and, in connection therewith, the Company shall have the right to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent and Merger Sub to cause, or to directly cause, each Investor’s obligation to fund, directly or indirectly, the Equity Commitment pursuant to the terms and conditions hereunder and to take any and all actions as may be reasonably necessary or appropriate to cause the Equity Commitment to be funded. Parent’s creditors shall have no right to enforce this letter agreement or to cause Parent to enforce this letter agreement.  Each Investor hereby waives (a) any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and (b) any requirement under Applicable Law to post a bond or other security as a prerequisite to obtaining equitable relief. Each Investor acknowledges that the Company has entered into the Agreement in reliance upon, among other things, the commitment set forth herein.

6.                                      Notwithstanding anything to the contrary that may be expressed or implied in this letter agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any of the Investors or any of their successors or permitted assignees may be a partnership or limited liability company, Parent by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that no Person other than the Investors and their successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, agent, Affiliate (other than the Investors, Parent and their successors and permitted assignees), manager or employee of any Investor (or any of their successors or assignees), against any former, current or future general or limited partner, manager, stockholder or member of any Investor (or any of their successors or assignees) or any Affiliate thereof (other than the Investors, Parent and their successors and permitted assignees) or against any former, current or future director, officer, agent, employee, Affiliate (other than the Investors, Parent and their successors and permitted assignees), assignee (other than the Investors, Parent and their successors and permitted assignees), general or limited partner, stockholder, manager or member of any of the foregoing (each, other than the Investors, Parent and their successors and permitted assignees, an “Investor Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any Investor against the Investor Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), (A) nothing herein shall limit the rights of the Company against Parent and/or Merger Sub under the Agreement pursuant to the terms and conditions of such Agreement, (B) nothing herein shall limit the rights of the Company against Guarantor under the Guarantee pursuant to the terms and conditions of such Guarantee, (C) nothing herein shall limit the rights of the Company against the Investors as a third-party beneficiary under this letter agreement pursuant to the terms and conditions of the fifth paragraph of this letter agreement, (D) nothing herein shall limit the rights of the Company against each Other Limited Partner as a third-party beneficiary under the applicable Subscription Agreement, subject to and in accordance with the terms and conditions set forth in the Agreement and (E) nothing herein shall limit the rights of the Company against Energy Capital Partners III, LLC pursuant to the terms and conditions of the Confidentiality Agreement. The parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor Affiliate, as such, for any obligations of any Investor under this letter agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

7.                                      Parent further agrees that neither it nor any of its Affiliates shall have any right of recovery against any Investor or any of the Investor Affiliates, whether by piercing of the corporate veil, by a claim on behalf of Parent against any Investor or any of the Investor Affiliates, or otherwise, except for Parent’s right to be capitalized by the Investors under and to the extent provided in this letter agreement and subject to the terms and conditions hereof. Parent hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Agreement or the Merger against any Investor or any Investor Affiliate except for claims against the Investors under this letter agreement; provided, however, that in the event that prior to the termination of this letter agreement in accordance with its terms, Investor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger  or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of the remaining net assets (excluding uncalled capital of Investor) is less than its portion of the Equity Commitment and the transferee thereof does not assume, directly or indirectly, Investor’s obligations hereunder, then, in each such case, each of Parent and the Company (as an express third party beneficiary hereunder) may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such Person, as the case may be, but only to the extent of the liability of Investor under this letter agreement, but nothing shall limit the Company’s rights pursuant to paragraph 5 hereunder and Section 11.11 of the Agreement.

8.                                      Concurrently with the execution and delivery of this letter agreement, Guarantor is executing and delivering to the Company the Guarantee related to certain obligations of Parent under the Agreement. The Company’s remedies against Guarantor under the Guarantee shall, and are intended to, be the sole and exclusive remedy available to the Company and all of its Affiliates against the Investors or any of the Investor Affiliates, in respect of any liabilities or obligations arising under, or in connection with, the Agreement, or the Transaction, including in the event Parent breaches its obligations under the Agreement, whether or not any such breach is caused by any Investor’s breach of its obligations under this letter agreement or any Other Limited Partner’s breach of its obligations under the applicable Subscription Agreement, except for the right of the Company to (a) specifically enforce the provisions of this letter agreement against the Investors pursuant to the terms and conditions of the fifth paragraph of this letter agreement, subject to and in accordance with the terms and conditions set forth in the Agreement, and (b) specifically enforce the provisions of each Subscription Agreement against the applicable Other Limited Partner, subject to and in accordance with the terms and conditions set forth in the Agreement.

9.                                      Volt Energy Holdings, LP agrees that until the earlier of the Closing or the termination of the Agreement, it shall not sell, convey or otherwise transfer any of the shares of the common stock of the Company owned by it as of the date hereof.

10.                               This letter agreement shall be treated as confidential and is being provided to Parent (and made available to the Company) solely in connection with the Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document (other than the Agreement and any Financing documents), except with the written consent of the Investors; provided that the Company may disclose this letter agreement to its officers, directors, advisors and other authorized representatives and the Company may disclose the existence of this letter agreement to the extent required by Applicable Law or regulation of a national securities exchange.

11.                               The parties hereto have participated jointly in the negotiation and drafting of this letter agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this letter agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this letter agreement.

12.                               This letter agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

13.                               Each of the parties hereto hereby irrevocably and unconditionally (a) consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this letter agreement, or the negotiation, validity or performance of this letter agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (c) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (ii) service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (i) or (ii) of the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

14.                               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH AND IN THE TWO IMMEDIATELY PRECEDING PARAGRAPHS.

15.                               This letter agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and the Company; provided, however, that the Investors may amend this letter agreement to reflect any assignment permitted by the fourth paragraph herein. Together with the Agreement, the Guarantee, the Limited Partnership Agreement, the Subscription Agreements and the Confidentiality Agreement (and all joinders thereto), this letter agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Investors or any of their respective Affiliates (other than Parent and Merger Sub), on the one hand, and the Company, any of its Affiliates, Parent and Merger Sub, on the other, with respect to the transactions contemplated hereby.

16.                               This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This letter agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile, e-mail of a .pdf attachment or otherwise) by all of the other parties hereto.

17.                               If any provision of this letter agreement or the application thereof to any Person or circumstance is held invalid, illegal or unenforceable by any rule of law or public policy, the remainder of this letter agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, and, to such end, the provisions of this letter agreement are agreed to be severable; provided, however, that this letter agreement may not be enforced without giving effect to the second paragraph, the third paragraph, the sixth paragraph, the seventh paragraph and the cap on each Investor’s Equity Commitment as set forth on Schedule A hereto. Except as set forth in paragraph 5 of this letter agreement, nothing in this letter agreement, express or implied, is intended to confer upon any Person not a party to this letter agreement any rights or remedies of any nature whatsoever under or by reason of this letter agreement.

18.                               Each Investor hereby represents and warrants, on a several (not joint and several) basis as to itself, to Parent that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all limited partnership power and authority to execute, deliver and perform this letter agreement, (b) the execution, delivery and performance of this letter agreement by it have been and remain duly and validly authorized and approved by all necessary limited partnership action and do not contravene any provision of its organizational documents or any Applicable Law or regulation or contravene or violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, Contract or instrument, to which it is a party or by which any of its assets or properties are bound,  (c) no notice to, filing with or consent or approval of any Governmental Entity having jurisdiction or other Person is required for the execution, delivery and performance of this letter agreement and no other proceedings or actions on its part or on the part of any other Person (other than any proceedings that have previously occurred or actions that have been previously taken) are necessary in connection with the execution, delivery and performance of this letter agreement, (d) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, except as enforcement hereof may be limited by applicable bankruptcy, reorganization, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equity principles, (e) it has and, until termination of this letter agreement in accordance with the terms hereof, will have uncalled capital commitments or otherwise has available funds at least equal to its portion of the Equity Commitment hereunder, and (f) it has the financial capacity to pay and perform all of its obligations under this letter agreement, and all funds necessary to fulfill the Parent Payment Obligations (subject to the cap on such Investor’s Equity Commitment as set forth on Schedule A hereto) under this letter agreement shall be available to it for as long as this letter agreement shall remain in effect; provided that the Company shall not have any third-party beneficiary rights in respect of the foregoing.

[Remainder of page intentionally left blank]

Very truly yours,

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP,
its general partner

By:	Energy Capital Partners III, LLC,
its general partner

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP,
its general partner

By:	Energy Capital Partners III, LLC,
its general partner

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP,
its general partner

By:	Energy Capital Partners III, LLC,
its general partner

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

[Signature Page to Equity Commitment Letter]

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP,
its general partner

By:	Energy Capital Partners III, LLC,
its general partner

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP,
its general partner

By:	Energy Capital Partners III, LLC,
its general partner

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

[Signature Page to Equity Commitment Letter]

Accepted and Acknowledged as of
the date first written above:

VOLT PARENT, LP

By:	Volt Parent GP, LLC,
its general partner

By:	Energy Capital Partners III, LLC,
its managing member

By:	ECP ControlCo, LLC,
its managing member

By:
Name:	Tyler Reeder
Title:	Managing Member

[Signature Page to Equity Commitment Letter]